                                                     Exhibit 23.1



                      INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of ACTV, Inc. on Form S-3 of our report dated March 11, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading, "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
New York, New York

January 14, 2000